Exhibit 32.1
CERTIFICATIONS OF
PRINCIPAL EXECUTIVE AND FINANCIAL OFFICERS
PURSUANT TO 18 U.S.C. SECTION 1350, AS
ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of SRC Energy Inc., (the "Company") on Form 10-Q for the quarter ended September 30, 2017 as filed with the Securities Exchange Commission on the date hereof (the "Report") Lynn A. Peterson, Principal Executive Officer of the Company, and James P. Henderson, Principal Financial Officer of the Company, certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date:	November 1, 2017	By:	/s/ Lynn A. Peterson
Lynn A. Peterson, Principal Executive Officer

Date:	November 1, 2017	By:	/s/ James P. Henderson
James P. Henderson, Principal Financial Officer